MODIFICATION AND EXTENSION AGREEMENT


     1. IT IS MUTUALLY AGREED, as of this 22nd day of July, 1996, by and between SHERWOOD 1600 ASSOCIATES, having an office at 745 Fifth Avenue, Suite 1707, New York, New York 10151 (hereinafter referred to as "Landlord"), and FAST FOOD OPERATORS, INC., a corporation duly organized and existing under the laws of the State of New York, having an office at 42-40 Bell Boulevard, Bayside, New York 11361 (hereinafter referred to as "Tenant"), that the lease dated as of July 25, 1979, which lease was amended by Modification, Extension and Amendment of Lease dated as of May 28, 1993, (which lease, as so amended, and as the same may have been otherwise heretofore modified and/or amended, is hereinafter collectively referred to as the "Lease"), covering premises located on a portion of the ground floor, outlined in red on the demising wall plan attached thereto and made a part thereof as Exhibit "A", in the building known as No. 1600 Broadway, in the Borough of Manhattan, City, County and State of New York, for a term which was scheduled to expire on December 31, 1996, and under which Tenant is now in possession, is hereby extended for a further term of six (6) years, commencing January 1, 1997, to and including December 31, 2002, inclusive (hereinafter referred to as the "Extended Term"), upon all of the same terms, covenants, conditions, provisions and agreements contained in the Lease, except that the annual rental rate reserved and covenanted to be paid by Tenant to Landlord under the Lease shall be:

               A. for the period commencing January 1, 1997, to and including July 31, 1999, inclusive, the sum of TWO HUNDRED SIXTY-FIVE THOUSAND AND NO/100 ($265,000.00) DOLLARS per annum, payable in equal monthly installments of TWENTY TWO THOUSAND EIGHTY-THREE 33/100 ($22,083.33) DOLLARS each; plus

               B. for the period commencing August 1, 1999, to and including December 31, 2002, inclusive, the annualized sum of TWO HUNDRED SEVENTY THOUSAND AND NO/100 ($270,000.00) DOLLARS per annum, payable in equal monthly installments of TWENTY-TWO THOUSAND FIVE HUNDRED AND NO/100 ($22,500.00) DOLLARS each.

     2.   A.   Tenant shall make no alterations or additions to the
electric equipment or appliances, without first obtaining the prior written consent from Landlord in each instance.

          B. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any change, failure or defect in the supply or character of the electric current furnished to the demised premises or if the quantity or character of the electrical current supplied by the public utility corporation is no longer available or suitable for Tenant's requirements, and no such change failure, defect, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or part, nor shall same entitle Tenant to any abatement or diminution of rent or additional rent under the Lease nor shall the Lease or any of Tenant's obligations therefor be affected or reduced by reason of any of the foregoing. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity or existing feeders to the Building or the risers or wiring installations.

     3. Tenant hereby covenants and agrees at all times hereinafter faithfully to abide by, carry out and fully perform all the terms, covenants, conditions, provisions and agreements contained in the Lease as hereby extended, and agrees not to cause, allow or suffer any breach or default thereof to occur. Tenant hereby affirms that on the date hereof, no breach or default has occurred and that the Lease, and all of its terms, covenants, conditions, provisions and agreements are in full force and effect and that there are no defenses or offsets thereto. Tenant hereby releases Landlord and Landlord's managing agent of and from any and all liabilities, claims, controversies and other matters and things of every nature which, from the date of the Lease through the date hereof, have or might have arisen out of or in any way connected with the Lease and/or the premises demised thereunder.

     4. If on the commencement date of the Extended Term, Tenant shall be in default of or delinquent in any way of its obligations under the Lease, then Landlord, at its option, may, at any time thereafter, cancel this Agreement upon written notice to Tenant, whereupon this Agreement shall be null and void and of no further force nor effect, effective as of the date that Landlord shall give Tenant such notice, but all sums, whether for rent, additional rent or other sums or charges under the Lease, as modified hereby, shall be deemed to be additional rent under the Lease and this Agreement for the month in which payment is demanded by Landlord or Landlord's managing agent. Landlord may, and is hereby authorized to, apply any payment made from time to time by or for the account of Tenant, regardless of how the same may be allocated or earmarked by or for the account of Tenant, to the payment of such past due indebtedness.

     5. The submission of this Agreement to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto, unless and until Landlord or Landlord's managing agent shall execute a copy of this Agreement and unconditionally deliver the same to Tenant.

     6. The parties acknowledge that Landlord is presently holding security in the amount of $5,000.00.

     7. The parties agree that, except as herein expressly provided, this Agreement and the Lease constitute the entire understanding between the parties with regard to the premises demised thereunder. This Agreement may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. This Agreement shall not be assignable by Tenant.

     8. Inasmuch as Tenant currently occupies the premises demised by the Lease and is fully aware of the condition thereof, Tenant agrees to accept said premises in the condition in which it exists on the commencement date of the Extended Term. Tenant understands and agrees that no materials whatsoever are to be furnished by Landlord in connection with the premises or any part thereof.

     9. Tenant warrants and represents to Landlord that Tenant has not dealt with any broker in connection with this Agreement, and Tenant covenants and agrees to indemnify and hold Landlord and Landlord's managing agent harmless from and against any and all liabilities, costs and expenses (including, without limitation, attorneys' fees) arising from the claims of any broker regarding this Agreement and/or the Extended Term hereby granted.

     10. The terms, covenants, conditions, provisions and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns.

     11. Tenant covenants and agrees to furnish Landlord with the appropriate certificate of insurance as required by the terms of the Lease not less than thirty (30) days prior to the date that the current certificate of insurance expires.

     12. Tenant acknowledges that Landlord has recently erected a billboard sign on the exterior of the building near the windows of the demised premises. No diminution or abatement of rent or additional rent or other compensation or claim of constructive eviction shall or will be claimed by Tenant as a result of the installation of the billboard, nor shall the Lease or any of Tenant's obligations thereunder be affected or reduced by reason of the foregoing.

     13. Tenant shall within sixty (60) days from the date of this Agreement, at Tenant's sole cost and expense, cause the awning attached to the exterior of the demised premises to be removed and to install a new awning. Tenant must obtain Landlord's prior written approval with respect to such new awning. The awning, when and if approved by Landlord, shall be installed and maintained by Tenant, at Tenant's sole cost and expense, in a first-class manner and in compliance with all applicable codes, statutes, ordinances, regulations and other laws with all necessary licenses and permits first obtained and thereafter maintained.

     14. Effective as of the date hereof the following paragraphs shall be deemed to be added to the Lease as Articles 63 through 66 thereof:

     "Services.

          Landlord reserves the right to interrupt, curtail or suspend any of the services which may be furnished by Landlord to Tenant pursuant to the provisions of this lease, when the necessity therefor arises by reason of accident, emergency, mechanical breakdown, or when required by any law, order or regulation of any federal, state, county or municipal agency or authority, or for any other cause beyond the reasonable control of Landlord. No diminution or abatement of rent or additional rent or other compensation or claim of constructive eviction shall or will be claimed by Tenant as a result therefrom, nor shall this lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension."

     "Drain, Vent and Waste Lines; Soil Lines and Grease Traps.

     As a material inducement to Landlord to enter into this lease:

          A. Tenant, at its sole cost and expense, shall keep all plumbing and all drain, vent and waste lines and sewer connections serving the demised premises in good repair and free from obstruction to the satisfaction of Landlord and in accordance with all governmental and quasi-governmental agencies, authorities, boards, bodies, bureaus, departments or officials having jurisdiction thereof.

          B. Tenant, at Tenant's sole cost and expense, will install, operate and maintain all necessary and proper soil lines, grease traps or other apparatus in compliance with all laws, codes, resolutions, rules, regulations, requirements and recommendations of any governmental and quasi-governmental agencies, authorities, boards, bodies, bureaus, departments or officials and private insurance company requirements, and such other requirements which may be deemed necessary or desirable in Landlord's judgment and will keep the same maintained in good order and repair (including replacements thereto) for the purpose of preventing any stoppage or interference with the general plumbing or sewerage system of the building and for the proper collection and disposal of grease and fats. Any lines, traps or other apparatus installed by Tenant shall become the property of Landlord. Tenant shall promptly remove and repair any stoppage or interference with the general plumbing and sewerage system of the building."

     "Limitation of Landlord's Liability.

          Tenant agrees that, notwithstanding any contrary provision of this lease, Tenant will look solely to the interest of Landlord or its successor in the land and the building for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of any negligence or breach of this lease by Landlord or such successor, and no other property or other assets of Landlord or any partner, member, officer or director thereof, disclosed or undisclosed, or such successor, will be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the demised premises."

     "Licenses and Permits.

          Tenant covenants and agrees that Tenant will not use or suffer or permit any person to use the demised premises for any unlawful purpose and to obtain and maintain, at Tenant's sole cost and expense, all licenses and permits from any and all governmental or quasi-governmental agencies, authorities, departments, bureaus, bodies or official having jurisdiction of the demised premises which may be necessary for the conduct of Tenant's business therein. Tenant further covenants and agrees to comply with applicable laws, resolutions, codes, requirements, decisions, statutes, ordinances, rules and regulations of any governmental or quasi-governmental agency, authority, department, bureau, body or official having jurisdiction over the operation, occupancy, maintenance and use of the demised premises for the purposes set forth herein. Tenant will indemnify and hold Landlord and Landlord's managing agent harmless from and against any claims, penalties, loss, damage or expense imposed by reason of a violation of any of the foregoing."

     15.  Effective as of the Extended Term, Article 57 of the
Lease is hereby deleted in its entirety and the following substituted in its place:

     "Real Estate Taxes.

          A. Commencing July 1, 1997, and every July 1st thereafter during the term, Tenant covenants and agrees to pay to Landlord, as additional rent, without set-off or deduction, four (4.0%) percent (hereinafter referred to as "Tenant's Proportionate Share") of any increase in any of the items included within "Real Estate Taxes" (as hereinafter defined), over and above the amount payable by Landlord for any of the same for the fiscal year commencing July 1, 1996 and ending June 30, 1997 (hereinafter referred to as "Base Tax Year"), for each and every such fiscal year or portion thereof thereafter during the term of this lease. "Real Estate Taxes" shall be defined as including the following items: (i) real estate taxes; (ii) assessments, special or otherwise (including, without limitation, any business improvement district taxes, assessments or the like and assessments for public improvements or benefits whether or not commenced or completed during the Term); (iii) any tax assessment levied, assessed or imposed against or upon such land and/or building or the rents or profits therefrom which shall be in lieu of all or any portion of any item hereinabove set forth. If Real Estate Taxes in the Base Tax Year are affected by any application or proceeding brought by or on behalf of Landlord for reduction in the amount of Real Estate Taxes payable by Landlord, and if as a result of such application or proceeding, Real Estate Taxes in the Base Tax Year shall be decreased, Landlord may promptly bill Tenant for any additional rent for any fiscal year reflecting such decrease in Real Estate Taxes in the Base Tax Year. If by virtue of any application or proceeding brought by or in behalf of Landlord, there shall be a reduction of the assessed valuation of the land and/or the building of which the demised premises are a part, for any fiscal year which affects the Real Estate Taxes, or part thereof, for which additional rent has been paid by Tenant pursuant to this Article, such additional rent payment shall be recomputed on the basis of any such reduction and Landlord will credit against the next accruing installments of rent due under this lease after receipt by Landlord of a tax refund any sums paid by Tenant in excess of the recomputed amounts, less a sum equal to Tenant's Proportionate Share of all costs, expenses and fees, including, but not limited to, appraisers', consultants' and attorneys' fees, incurred by Landlord in connection with such application or proceeding. If there shall be a reduction of the assessed valuation of the land and/or the building of which the demised premises are a part, for any fiscal year after the Base Tax Year before additional rent has been paid by Tenant pursuant to this Article, the amount of Landlord's costs, expenses and fees, including, but not limited to, appraisers', consultants' and attorneys' fees, incurred by Landlord to obtain such reduction shall be added to and be deemed part of the Real Estate Taxes for such fiscal year.

          B. Amounts payable under this Article shall be additional rent and shall be due and payable to Landlord, without set-off or deduction, within ten (10) days after Landlord renders a bill therefor to Tenant. Copies of bills for any items included in Real Estate Taxes shall be sufficient and conclusive evidence of the amount of Real Estate Taxes and for the purposes of the calculation of the amounts of additional rent to be paid by Tenant pursuant to this Article. Any additional rent payable pursuant to this Article for a partial fiscal year, at the commencement or at the expiration of the term, shall be adjusted in proportion to the number of days in such partial fiscal year during which this lease is in effect. The obligation of Tenant with respect to any additional rent pursuant to this Article applicable to the last fiscal year and/or partial fiscal year of the term shall survive the expiration of the term. Landlord's failure to render bills for Real Estate Taxes under the provisions of this Article shall not prejudice its right to thereafter render said bill or bills for such fiscal year or any subsequent fiscal years. The annual rental rate reserved and covenanted to be paid herein by Tenant to Landlord shall in no way be increased or decreased or otherwise affected or impaired by reason of this Article."

     16.  Notwithstanding anything to the contrary contained in
Article 1 of this modification and extension agreement, the annual rental rate reserved and covenanted to be paid by Tenant to Landlord under the Lease, for the period commencing August 1, 1996 to and including December 31, 1996, inclusive, shall be the sum of TWO HUNDRED SIXTY-FIVE THOUSAND AND NO/100 ($265,000.00) DOLLARS per annum, payable in equal monthly installments of TWENTY-TWO THOUSAND EIGHTY THREE 33/100 ($22,083.33) DOLLARS each.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Extension Agreement, as of the day and year first above written.


SHERWOOD 1600 ASSOCIATES
BY: SHERWOOD 1600 OPERATING COMPANY, its General Partner


By:  __________________________
     Fred Rosenberg, As Agent

Witness for Landlord:



___________________



FAST FOOD OPERATORS, INC.


By:___________________________

Louis Topper, President

Attest for Tenant:




By:  _________________________
                   Secretary



STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF NEW YORK  )

     On this ____ day of __________________, 1996, before me
personally came _____________________, to me known, who, being by me duly sworn, did depose and say that he resides at ____________ ________________________________________________; that he is the
_________ President of __________________________________, the
corporation described in and which executed the foregoing instrument, as Tenant; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                   ______________________________
                                           Notary Public